                                                                  Exhibit 10.(c)



                       AGREEMENT REGARDING AMENDMENT TO
                   EMPLOYMENT AGREEMENT AND RELATED MATTERS

                         Dated as of December 15, 1997


     Reference is made to that certain Employment Agreement dated August 15, 1997, effective as of October 11, 1995, between Glastonbury Bank & Trust Company ("GBT") and J. Gilbert Soucie ("Employee") (the "Employment Agreement"), that certain Executive Deferred Compensation Plan, effective as of December 1, 1995 (the "Plan"), that certain Participation Agreement dated August 15, 1997, entered into by and between GBT and Employee in connection with the Plan, and that certain Trust Under Glastonbury Bank & Trust Company, Inc. Executive Deferred Compensation Plan and Other Arrangements dated August 15, 1997 (the "Trust").

     This agreement (referred to herein as this "Amendment") is intended to amend certain provisions contained in the Employment Agreement and address certain related matters pertaining to the Plan and the Trust, and is being entered into as of the date set forth above by and among GBT, Employee and SIS Bancorp, Inc. ("SIS"), in connection with, and subject to, the consummation of the acquisition of GBT by SIS (the "Acquisition"), pursuant to that certain Agreement and Plan of Reorganization dated August 18, 1997 by and between SIS and GBT (the "Acquisition Agreement"). The Employment Agreement, as and to the extent amended by this Amendment, is and shall continue to be in full force and effect and shall not be affected by this Amendment except and only to the extent specified herein. If, and to the extent that, the Acquisition Agreement is terminated in accordance with its terms, and the Acquisition consequently is not consummated as contemplated by the parties hereto, then this Amendment shall become null and void, and shall have no further force or effect, as of the date upon which such termination of the Acquisition Agreement occurs.

     In consideration of the premises and mutual premises and covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereby agree as follows:

     1. The last sentence of Article III (Compensation) of the Employment Agreement shall be and hereby is amended and restated in its entirety to read as follows: "Said salary shall be payable in equal monthly installments commencing the first of the month following the effective date or in accordance with such other schedule as may be utilized by SIS Bancorp, Inc. ("SIS") generally for the payment of annual salary to its salaried employees."

     2. The last sentence of Article IV (Duties) of the Employment Agreement shall be and hereby is amended and restated in its entirety to read as follows:
"Employee's duties, responsibilities and job location during the term of this Agreement shall be substantially the same as they were during the twelve (12) month period prior to the effective date of a change of control, taking into account that Employer shall conduct its business and operations following the date on which Employer is acquired by SIS (the "Acquisition") as a wholly owned subsidiary of SIS and that Employee's duties, responsibilities and job location may be subject to change as a result of Employer's having become a part of SIS's consolidated business organization."

     3. Article V (Benefits) shall be and hereby is amended and restated in its entirety to read as follows:

          During the term of this Agreement, Employee shall be entitled to and shall receive all benefits and conditions of employment available generally to employees of Employer at the same level and responsibility pursuant to Employer plans and policies then in effect during the twelve (12) month period prior to the effective date of the change of control or as such benefits and conditions may be amended or modified following the completion of the Acquisition in accordance with the terms of Section 5.23(a) of the Agreement and Plan of Reorganization dated August 18, 1997 by and between SIS and Employer. The employment benefits and conditions shall include by way of illustration, but not of limitation, medical and hospital insurance, life insurance, pension, profit sharing or retirement income plans, annual vacation, holidays, and disability insurance; provided, however; notwithstanding any other provision in this Agreement to the contrary, that Employee shall not, after his termination of employment, be entitled to additional benefits, including contributions, benefit accruals and additional service credit for any purpose, under any plans of the Employer or SIS, as the case may be, that are intended to comply with Section 401 of the Internal Revenue Code of 1986, as amended, except as such plans shall otherwise provide.

     4. The first paragraph of Article VII (Severance Pay/Benefits) shall be and hereby is amended and restated in its entirety to read as follows:

          If at any time during the term of this Agreement, Employee's employment is terminated upon the initiative of Employer at any time prior to an SIS Change of Control (as such term is defined herein) for any reason other than for cause, and such employment is not otherwise continued by SIS or any of its affiliates on terms at least as favorable to Employee in the aggregate as those in effect immediately prior to such termination, then Employee shall receive the following pay and benefits:


     A. A total payment equal to 1/365 of the base amount (i.e., not including any annual bonus) of Employee's annual salary as in effect immediately prior to the date of termination multiplied by the number of calendar days remaining in the period commencing on the first calendar day following the day on which such termination of employment occurs and ending on the second anniversary of the date on which the Acquisition is completed.

     B. Continuation of Employee in all medical and hospital insurance, life insurance, disability insurance, pension, profit sharing or retirement income plans, and deferred compensation plans at Employer's expense for the period commencing on the first calendar day following the date on which such termination occurs and ending on the second anniversary of the date on which the Acquisition is completed; provided, however, that the Employee shall not, after his termination of employment, be entitled to additional benefits, including contributions, benefit accruals and additional service credit for any purpose, under any plans of the Employer or SIS, as the case may be, that are intended to comply with Section 401 of the Internal Revenue Code of 1986, as amended, except as such plans shall otherwise provide.

     C. Outplacement services including professional, secretarial and job search support for the period commencing on the first calendar day following the date on which such termination occurs and ending on the second anniversary of the date on which such Acquisition is completed at a total cost not to exceed the lesser of $12,000 or such smaller amount equal to the product of $12,000 multiplied by a fraction, the numerator of which is equal to the number of calendar days in the period commencing on the first calendar day following the date on which such termination occurs and ending on the second anniversary of the date on which the Acquisition is completed, and the denominator of which is 730.

          Employee shall have the option of taking a lump sum payment, less applicable tax deductions, in lieu of such outplacement services.

If at any time during the term of this Agreement, Employee's employment is terminated for any reason, other than for cause, death or voluntary leaving, following the occurrence of an SIS Change of Control, then Employee shall receive the following pay and benefits:

A. A total payment equal to two times the base amount (i.e., not including any annual bonus) of Employee's annual salary as in effect immediately prior to the date of termination.

B. Continuation of Employee in all medical and hospital insurance, life insurance, disability insurance, pension, profit sharing or retirement income plans, and deferred compensation plans at Employer's expense for the period commencing on the first calendar day following the date on which such termination occurs and ending on the second anniversary of such; provided, however, that the Employee shall not, after his termination of employment, be entitled to additional benefits, including contributions, benefit accruals and additional service credit for any purpose, under any plans of the Employer or SIS, as the case may be, that are intended to comply with Section 401 of the Internal Revenue Code of 1986, as amended, except as such plans shall otherwise provide.

C. Outplacement services including professional, secretarial and job search support for the period commencing on the first calendar day following the date on which such termination occurs and ending on the second anniversary of such date at a total cost not to exceed $12,000. Employee shall have the option of taking a lump sum payment, less applicable tax deductions, in lieu of such outplacement services.

For purposes of this Article VII, the term "SIS Change of Control" shall mean a change of control as defined in the second sentence of Article II of this Agreement, except that the term "SIS" shall be substituted for the term "Employer" in each instance in which the term "Employer" is used in such definition, the reference to "the purchase of Employer's assets" shall mean the purchase of all or substantially all of such assets and the reference to "Board of Directors" as used in such definition shall mean the SIS Board of Directors.

     5. SIS does hereby confirm that, from and after the date on which the Acquisition is completed, SIS shall cause GBT, as its wholly owned subsidiary, to honor the terms and conditions of the Plan in accordance with the Participation Agreement.

     6. Each of GBT and Employee hereby confirms and acknowledges that the terms of the Trust have been amended as of the date hereof to the effect that the definition of "Change of Control" contained in Section 13(d) of the Trust pertains to a Change of Control affecting SIS and not GBT.

     7. Each of GBT and Employee represents and warrants to SIS that attached to this Amendment are true and complete copies of (i) the Employment Agreement, the Plan and the Participation Agreement, as each is in full force and effect on the date hereof, and (ii) the amendment to the Trust referred to in paragraph 6 above, which is in full force and effect on the date hereof

     IN WITNESS WHEREOF, GBT and SIS have caused this Amendment to be executed and delivered by their duly authorized officers and Employee has executed and delivered this Amendment in his individual capacity, all as of the day and year first above written.

                                SIS BANCORP, INC.


                                By:  /s/  Henry J. McWhinnie
                                     -----------------------
                                     Name: Henry J. McWhinnie
                                     Title: SVP Human Resources


                                GLASTONBURY BANK & TRUST COMPANY

                                By:  /s/  J. Gilbert Soucie
                                     ----------------------
                                     Name: J. Gilbert Soucie
                                     Title: President & CEO


                                EMPLOYEE:

                                /s/ J. Gilbert Soucie
                                    -----------------
                                    J. Gilbert Soucie

                             EMPLOYMENT AGREEMENT
                             --------------------

     Agreement effective as of October 11, 1995, between Glastonbury Bank and Trust Company Incorporated, with its principal office at 2461 Main Street, Glastonbury, Connecticut 06033, (hereinafter referred to as "Employer") and J. Gilbert Soucie of 39 South Mill Drive, Glastonbury, Connecticut, 06033 (hereinafter referred to as "Employee").

                                  WITNESSETH:

     WHEREAS Employer desires to retain the services of Employee on the terms hereinafter set forth;

      WHEREAS, Employer also recognizes the continuing possibility that a third party could acquire Employer or a substantial part of its business, or obtain through ownership of voting common stock of Employer a position of controlling influence with respect to Employer;

      WHEREAS Employer further desires to manifest its concern for Employees' fair treatment and welfare in the event of a change of control and to be assured that Employee will be available to advise Employer in such circumstances without being influenced by the impact of a change of control on Employees' future role with Employer;

     WHEREAS, Employee desires to continue to render services to Employer and has foregone other employment opportunities and compensation in reliance on the promises contained in this Agreement;

     NOW THEREFORE, in consideration of the premises and the mutual promises herein contained, the parties agree as follows:


                                   Article I
                                  Employment

     Employer hereby employs Employee in the position of President and Employee hereby accepts such employment upon the terms and conditions hereinafter set forth.

                                  Article II
                                     Term


     The term of this Agreement shall begin on the effective date of a change of control and will continue for twenty four (24) months thereafter unless sooner terminated by mutual written agreement of the parties. For purposes of this Agreement the term "change of control shall mean (i) the purchase or acquisition of controlling interest in Employer's common stock or the purchase of Employer's assets by any person or entity; or (ii) Regulatory Agency action which initiates effectively causes a change in management of Employer; or (iii) a change in the majority of the Board of Directors on or after the effective date of this Agreement. "Effective date" shall mean the date said change of control shall take effect based on the purchase or closing documents, change majority of the Board of Directors, or the Regulatory Agency action as the case may be.

     Notwithstanding the foregoing, if change of control shall occur at any time within a period of twelve (12) months after the termination of Employee before the change of control occurs for any reason other than "for cause" as defined in
Article VII of this Agreement, then the Employee shall receive all of the severance pay and benefits set forth in Article VII upon a change of control.

                                  Article III
                                 Compensation

     For all services rendered by Employee under this Agreement, Employer shall pay Employee an annual salary at least equal to Employee's annual salary during the twelve (12) month period prior to the effective date of the change of control. Said salary shall be payable in equal monthly installments commencing the first of the month following the effective date.

                                  Article IV
                                    Duties

     Employee shall be employed as President during the term of this Agreement. Employee agrees to devote his entire working time to Employer as directed by the Board of Directors, provided nothing herein shall prohibit Employee from personally, and for his own account, investing or trading in real estate, stocks, bonds, securities, commodities or other forms of investment for his own benefit. Employee's duties, responsibilities and job location during the term of this Agreement shall be substantially the same as they were during the twelve
(12) month period prior to the effective date of a change of control.

                                   Article V
                                   Benefits

     During the term of this Agreement, Employee shall be entitled to and shall receive all benefits and conditions of employment available generally to employees of Employer at the same level and responsibility pursuant to Employer plans and policies then in effect during the twelve (12) month period prior to the effective date of the change of control including by way of illustration, but not of limitation, Medical and Hospital Insurance, Life Insurance, Pension, Profit Sharing, or Retirement Income Plans, Annual Vacation, Holidays, Disability Insurance, Automobile and gas allowance.

                                  Article VI
                                     Bonus

     During the term of this Agreement, Employee shall receive an annual bonus equal to or greater than the bonus paid Employee during the twelve (12) month period prior to the effective date of the change of control.

                                  Article VII
                            Severance Pay/Benefits

     If during the term of this Agreement Employee's employment terminates for any reason other than for cause, death or voluntary leaving, Employee shall receive the following pay and benefits:

     A. A payment in Twenty four (24) monthly installments equal to two (2) times what the Employee's salary has been for the Twelve (12) months prior to the date of termination, commencing on the first of the month following the date of termination;

     B. Continuation of Employee in all Medical, Hospital, Life Insurance, Disability, Profit-sharing, Retirement Income Plans, Executive Deferred Compensation Plan and automobile and gas allowances at Employer's expense for Twenty four (24) months from the date of termination;

     C. Out-placement Services including professional, secretarial, and job search support for Twenty four (24) months from the date of termination at a total cost not to exceed $12,000.00. Employee shall have the option of taking a lump sum payment less applicable tax deductions in lieu of outplacement;

     For the purpose of this Article, the term "for cause" is defined as the commission of a felony by employee or the deliberate refusal to render the services specified in Article IV, provided in the latter case Employer has given Employee 30 days prior written notice and the opportunity to cure. The term "voluntary leaving" is defined to be the Employees' leaving employment with Employer without any work related cause. Work related cause includes, but shall not be limited to, any change of duties, change of reporting relationship, change of location of work or other conditions which materially change the employment relationship that existed during the twelve (12) month period prior to the effective date of the change of control. Employee shall not be required to render additional services for the payments referenced above nor shall Employer restrict Employee's post-termination employment in any manner as a condition of these payments.

     If the application of this Section, upon a change of control shall cause the payments under this Agreement, together with other payments the Employee may be due, to exceed the golden parachute deductibility limits of Section 280g of the Internal Revenue Code, as amended, or to be a violation of the golden parachute provisions of Section 18 of the Federal Deposit Insurance Act or an unsafe or unsound banking practice as provided pursuant to the Comptroller of Currency Regulations, the payments shall be restricted or spread out to eliminate the respective problem. The Board of Directors of the Employer shall make the determination after it appears the change of control will occur, but before it actually occurs. The determination of a violation of the golden parachute provisions of the Federal Deposit Insurance Act or an unsafe or unsound banking practice shall be triggered by a finding by the Federal Deposit Insurance Corporation. If such a finding is proposed after a change of control, the Trustee of the Rabbi Trust under the Executive Deferred Compensation Plan shall be responsible to make the determination. The Employee shall be notified of any restriction or potential adverse finding by the Federal Deposit Insurance Corporation. He shall be given a reasonable opportunity to present his position to the contrary in person, with representation, before the decision maker.

                                 Article VIII
                               Disability/Death

      If Employee dies or is totally and permanently disabled due to either mental or physical causes during the term of this Agreement, Employer shall pay the compensation and benefits specified in Article VII less sickness, disability, or worker's compensation benefits Employee receives during said period. Employer shall be furnished with acceptable medical evidence of Employee's disability. Acceptable medical evidence shall be certification by a physician satisfactory to both Employer and Employee, certifying that Employee is then incapable of performing his duties under the Agreement. If the parties cannot agree upon a physician to make the necessary examination and certification, the parties shall submit the matter to the President of the local medical society nearest to the place where the Employee is then physically located to have a physician designated to make such examination and certification, which shall be binding. Employer shall pay for all expenses relating to said examination and certification. Employer shall implement the provisions of Article VII as of the date of certification of the disability. In the case of Employee's death during the term of the Agreement, all remaining severance pay shall be paid to his estate and the Executive Deferred Compensation Plan benefits shall be paid in accordance with the Plan provisions.

                                   Article IX
                                 Applicable Law

      This Agreement is made and entered into in the State of Connecticut, and the laws of Connecticut shall govern its validity and interpretation and the performance by the parties hereto of their respective duties and obligations hereunder. The parties agree that jurisdiction and venue for any legal action arising hereunder shall vest in Courts within the County of Hartford, State of Connecticut.

                                   Article X
                                     Notice

      Any notice, request, demand or other communication hereunder shall be in writing and shall be deemed to be duly given when personally delivered to an officer of the Employer or to the Employee, as the case may be, or when delivered by mail at the following address:


     For Employee                   For Employer
     ------------                   ------------

     Mr. J. Gilbert Soucie        Chairman
     39 South Mill Drive          Glastonbury Bank & Trust Company
     Glastonbury, CT 06033        2461 Main Street
                                  Glastonbury, CT 06033

                                  Article XI
                                  Arbitration

     Any controversy, claim or dispute arising out of or relating to this Agreement or breach thereof, may be settled at the option of Employer or Employee by arbitration in Hartford, Connecticut in accordance with the expedited Arbitration Rules of the American Arbitration Association, Hartford, Connecticut office and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. In reaching his or her decision, the arbitrator shall have no authority to change or modify any provision of this Agreement.

                                  Article XII
                               Successors/Assigns

     The terms of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective personal representatives, successors and assigns and the holders from time to time of any of the stock of Employer.


                                  Article XIII
                                Entire Agreement

     This Agreement supersedes all prior Agreements between the parties concerning the subject matter hereof and this Agreement constitutes the entire Agreement between the parties with respect thereto. This Agreement may be modified only with a written instrument duly executed by each of the parties. No person has any authority to make any representation or promise on behalf of any of the parties not set forth herein and this Agreement has not been executed in reliance upon any representation or promise except those contained herein. No waiver by any party of any breach of this Agreement shall be deemed to be a waiver of any preceding or succeeding breach.

                                  Article XIV
                            Attorneys Fees and Costs

     Should either party be required to pursue action in a Court of Law or Equity to enforce the terms of this Agreement, the other party shall be required to reimburse the prevailing party for reasonable attorneys fees and costs of enforcement, upon judgment, however this provision shall not apply to arbitration under Article XI in which case each party shall pay for its own attorneys fees and expenses but Employer shall pay for all costs and fees of any Arbitrator.

                                   Article XV
                                     Usage

      Any term used in the singular, plural, masculine, feminine or neuter form shall be singular, plural, masculine, feminine of neuter as proper reading requires.

                                  Article XVI
                                 Miscellaneous

      Sections and other headings contained in this Employment Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Employment Agreement.

      Should any valid Federal or State Law or final determination of administrative agency or Court of competent jurisdiction affect any provision of this Agreement the provision or provisions so affected should be automatically conformed to the law or determination and otherwise the Agreement shall continue in full force and effect.

     Dated at Glastonbury, Connecticut this 15th day of August, 1997.


Subscribed and Sworn to before me this         EMPLOYEE
15th day of August, 1997                       J. Gilbert Soucie

/s/  Helen P. LaPlante                         /s/  J. Gilbert Soucie
----------------------                         ----------------------
Notary Public                                  (Signature)

Subscribed and Sworn to before me this         EMPLOYER
15th day of August, 1997                       Glastonbury Bank & Trust Company

/s/  Adelina G. Guaschino                      /s/  Ronald E. Bourbeau
-------------------------                      -----------------------
Notary Public                                  Ronald E. Bourbeau,
                                               Chairman, Duly Authorized

Subscribed and Sworn to before me this
15th Day of August, 1997

/s/  Adelina G. Guaschino                      /s/  Grace C. Nome
-------------------------                      ------------------
Notary Public                                  Grace C. Nome,
                                               Chairman, Personnel Committee
  Duly Authorized

                      THE GLASTONBURY BANK & TRUST COMPANY



                      EXECUTIVE DEFERRED COMPENSATION PLAN

                      THE GLASTONBURY BANK & TRUST COMPANY
                      ------------------------------------



                      EXECUTIVE DEFERRED COMPENSATION PLAN
                      ------------------------------------



                               TABLE OF CONTENTS
                               -----------------



                                   ARTICLE I
                                   ------- -



                      Purpose of the Plan - Effective Date
                      ------------------------------------



            1.01  Purpose                                      1

            1.02  Effective Date                               1



                                   ARTICLE II
                                   ----------



                                  Definitions
                                  -----------

            2.01  Active Participant                           1

            2.02  Beneficiary                                  1
            2.03  Board of Directors                           1
            2.04  Cause                                        2
            2.05  Change of Control                            2
            2.06  Committee                                    2
            2.07  Earlier Retirement Date                      2
            2.08  Employee                                     2

            2.09  Employer                                     2

            2.10  Executive Officer                            2
            2.11  Insurance Company                            2
            2.12  Normal Retirement Date                       2
            2.13  Participant                                  2
            2.14  Participation Agreement                      3
            2.15  Plan                                         3
            2.16  Policy                                       3
            2.17  Retirement Pension Plan                      3
            2.18  Total Disability                             3
            2.19  Voluntary Leaving                            3

                                  ARTICLE III
                                  -----------



                                 Administration
                                 --------------



            3.01  Administration                               3





                                   ARTICLE IV
                                   ----------



                         Eligibility for Participation
                         -----------------------------



           4.01   Selection of Executive Officers to be
                  Included in the Plan                         4



                                   ARTICLE V
                                   ---------



                                    Benefits
                                    --------

            5.01  Normal Retirement Benefits                   4

            5.02  Earlier Retirement Benefits                  5
            5.03  Benefits Upon Termination of Employment      5
            5.04  Change in Targeted Amount                    5
            5.05  Payment Options                              6
            5.06  Disability Benefits                          6
            5.07  Termination For Cause                        7


                                 Death Benefits
                                 --------------



            6.01  Pre-Retirement                               7

            6.02  Post Retirement                              7




                                  ARTICLE VII
                                  -----------



                       Discretionary Purchase of Policies
                       ----------------------------------



            7.01  Discretionary Purchase of Policies           7

            7.02  Interest of Participant                      8

                                  ARTICLE VIII
                                  ------------



                           Termination and Amendment
                           -------------------------



            8.01  Termination and Amendment                    8



                                   ARTICLE IX
                                   ----------



                                Claims Procedure
                                ----------------

            9.01  Determination                                8

            9.02  Review                                       8

            9.03  Decision Binding                             9



                                   ARTICLE X
                                   ---------



                            Miscellaneous Provisions
                            ------------------------


            10.01  No Guarantee of Employment                  9

            10.02  Nonalienation of Benefits                   9

            10.03  Withholding                                 9

            10.04  Gender and Number                           9

            10.05  Titles and Headings                         9

            10.06  Governing Law                              10

            10.07  Separability Clause                        10

                      THE GLASTONBURY BANK & TRUST COMPANY
                      ------------------------------------



                      EXECUTIVE OEFERRED COMPENSATION PLAN
                      ------------------------------------



                                   ARTICLE I
                                   ---------



                      Purpose of the Plan - Effective Date
                      ------------------------------------



Section 1.01 - Purpose -
------------   -------



          The purpose of this p1an, which shall be known as the "The Glastonbury Bank & Trust Company Executive Deferred Compensation Plan" (hereinafter referred to as the "Plan"), is to provide for the payment of death and supplemental retirement benefits to or in respect to Executive Officers of The Glastonbury Bank & Trust Company (hereinafter referred to as "Glastonbury"). This Plan is intended to assist Glastonbury in attracting and retaining Executive Officers of outstanding ability.



Section 1.02 - Effective Date -
------------   --------------



                 This Plan shall be effective December 1, 1995.



                                   ARTICLE II
                                   ----------



                                  Definitions
                                  -----------



Section 2.01 - Active Participant -
------------   ------------------



          Shall mean an Executive Officer who becomes covered under this Plan as provided in ARTICLE IV and remains covered until his participation ceases upon retirement or termination of employment with Glastonbury, or termination of the Plan.



Section 2.02 - Beneficiary -
------------   -----------



          Shall mean any one or more persons, corporations or trusts last designated by the Participant to receive the death benefits provided the
Participant under this Plan.   All such designations shall be by written
instrument filed with, and in form satisfactory to, the Chairman of the Board of Glastonbury. All such designations shall be revocable at any time by the Participant, without the consent of any Beneficiary, by written instrument filed with the Chairman of the Board of Glastonbury. If no designation is in effect when any death benefits payable under this Plan become due, the Beneficiary shall be the spouse of the Participant, or if no spouse is living, the representatives of the Participant's estate.



Section 2.03 - Board of Directors -
------------   ------------------



           Shall mean the Board of Directors of Glastonbury, sometimes referred to as the Board.

Section 2.04 - Cause -
------------   -----



           Shall mean the occurrence of any event defined as "cause" in the Executive Officer's Employment Agreement.



Section 2.05 - Change of Control -
------------   -----------------



          Shall mean the occurrence of any event defined as a "change of control" in the Executive Officer's Employment Agreement.



Section 2.06 - Committee -
------------   ---------



          Shall mean the Executive Committee of the Board of Directors. After a change of control, it shall mean the Trustee under the "Rabbi Trust" under this Plan.



Section 2.07 - Earlier Retirement Date -
------------   -----------------------



          Shall mean the Participant's Earlier Retirement Date as determined under the Executive Officer's Participation Agreement.



Section 2.08 - Employee -
------------   --------



           Shall mean a person, including an Executive Officer, employed by Glastonbury.



Section 2.09 - Employer -
------------   --------



           Shall mean The Glastonbury Bank & Trust Company.

Section 2.10 - Executive Officer -
------------   -----------------



          Shall mean any officer of Glastonbury who has an Employment Agreement and who is designated as an Executive Officer for purposes of this Plan by the Chairman of the Board of Glastonbury or the Committee.



Section 2.11 - Insurance Company -
------------   -----------------



          Shall mean any legal reserve life insurance company which shall issue a Policy in accordance with ARTICLE VII of this Plan.



Section 2.12 - Normal Retirement Date -
------------   ----------------------

           Shall mean the Participant's sixty-fifth (65th) birthday.

Section 2.13 - Participant -
------------



          Shall mean the individual Participants in the Plan as selected by the Chairman of the Board or the Committee, and shall be limited to Executive Officers.

Section 2.14 - Participation Agreement -
------------   -----------------------



          Shall mean the document used by an Executive Officer and Glastonbury to evidence the Executive Officer's participation in this Plan.



Section 2.15 - Plan
------------

           Shall mean this "Executive Deferred Compensation Plan".

Section 2.16 - Policy -
------------   ------



           Shall mean any life insurance policy purchased by Glastonbury on the life of a Participant.



Section 2.17 - Retirement Pension Plan -
------------   -----------------------



          Shall mean Glastonbury's defined benefit retirement pension plan as currently in effect and as the same may be amended from time to time, and any successor thereto or replacement thereof.



Section 2.18 - Total Disability -
------------   ----------------



          For purposes of this Plan, a Participant shall be considered totally disabled if he is eligible to receive disability payments under any long term disability program maintained by the Employer.



Section 2.19 - Voluntary Leaving -
------------   -----------------



             Shall mean the occurrence of any event defined as "Voluntary Leaving" in the Executive Officer's Employment Agreement.



                                  ARTICLE III
                                  -----------



                                 Administration
                                 --------------



   Section 3.01 - Administration -
   ------------   --------------



             This Plan will be administered by and under the direction of the Chairman of the Board. The Chairman of the Board shall adopt, and may from time to time modify or amend, such rules and guidelines consistent herewith as he may deem necessary or appropriate for carrying out the provisions and purposes of the Plan, which, upon his adoption and so long as in effect, shall be deemed a part hereof to the same extent as if set forth in the Plan (hereinafter referred to as the "Administrative Guidelines") . Any interpretation and construction by the Chairman of the Board of any provision of, and the determination of any question arising under, the Plan; the Administrative Guidelines, and any Participation Agreement under the Plan, shall be final and conclusive.

                                   ARTICLE IV
                                   ----------



                         Eligibility for Participation
                         -----------------------------



   Section 4.01 - Selection of Executive Officers to be Included in the Plan -
   ------------   ----------------------------------------------------- ----



   Employees included in the Plan will be those Executive Officers who are selected by the Chairman of the Board and approved by the Board of Directors or the Committee. It is intended that Participants in the Plan will include only those Executive Officers who, in the opinion of the Chairman of the Board of the Committee, are most likely to make a substantial contribution to the success of Glastonbury. Participation in the Plan shall be evidenced by a Participation Agreement between the Chairman of the Board (or his delegate), in the name of and on behalf of Glastonbury, and the Executive Officer in such form and substance as shall be approved from time to time by the Chairman.



                                   ARTICLE V
                                   ---------



                                    Benefits
                                    --------



Section 5.01 - Normal Retirement Benefits -
------------   --------------------------



           (a) Upon termination of employment with Glastonbury the Participant has attained his Normal Retirement Date, or at such later time as both Glastonbury and the Participant shall agree, the Participant shall be entitled to a Normal Retirement Benefit under this Plan. The annual amount of the Participant's Normal Retirement Benefit shall be equal to the amount specified in the Participation Agreement. Glastonbury shall pay such benefit to the Participant in equal monthly installments for the life of the Participant with one hundred percent (100%) of the Participant's monthly benefit continuing to be paid upon his death to his spouse, if such spouse were married to him at the date benefit payments commence and at the date of his death and such spouse survives him.



           (b) The Normal Retirement Benefit payable to a Participant who continues in employment after his Normal Retirement Date shall not be actuarially increased to take account of the commencement of such benefits after the Participant's Normal Retirement Date.



           (c) The first installment of Normal Retirement Benefits under this Plan shall be paid on the first day of the month coincident with or next following the date on which the Participant's retirement occurs, and subsequent installments shall be paid on the first day of each subsequent month.

Section 5.02 - Earlier Retirement Benefits -
------------   ---------------------------



           (a) Upon termination of employment with Glastonbury on or after the Participant's Earlier Retirement Date and before his Normal Retirement Date, a Participant who elects to retire on Earlier Retirement under the Retirement Pension Plan shall be considered to have elected Earlier Retirement under this Plan, and shall be entitled to an Earlier Retirement Benefit under this Plan if he meets the requirements contained in his Participation Agreement for Earlier Retirement Benefits. The annual amount of the Participant's Earlier Retirement Benefit shall be determined in accordance with his Participation Agreement. Glastonbury shall pay such benefit to the Participant in equal monthly installments for the life of the Participant with one hundred percent (100%) of the Participant's monthly benefit continuing to be paid upon his death to his spouse, if such spouse were married to him at the date benefit payments commence and at the date of his death and such spouse survives him.


           (b) The first installment of Earlier Retirement Benefits under this Plan shall be paid on the first day of the month coincident with or next following the date on which the Participant's retirement occurs, and subsequent installments shall be paid on the first day of each subsequent month.



Section 5.03 - Benefits Upon Termination of Employment -
------------   ---------------------------------------



           (a) Upon termination of employment with Glastonbury before the Participant's Normal Retirement Date or Earlier Retirement Date, a Participant shall be entitled to a benefit under this Plan to the extent he meets the vesting requirements contained in the Termination of Employment Benefit provisions of his Participation Agreement. Glastonbury shall pay such benefit to the Participant in equal monthly installments for the life of the Participant with one hundred percent (100%) of the Participant's monthly benefit continuing to be paid upon his death to his spouse, if such spouse were married to him at the date benefit payments commence and at the date of his death and such spouse survives him.


           (b) The first installment of Termination of Employment Benefits under this Plan shall be paid on the first day of the month coincident with or next following the date on which the Participant's Normal Retirement Date occurs, and subsequent installments shall be paid on the first day of each subsequent month.



Section 5.04 - Change in Targeted Amount -
------------   -------------------------



          A Participant shall execute a new Participation Agreement if the targeted amount specified in his Participation Agreement is to be increased or decreased because of a change in his office or for any other reason. The effective date of his participation as specified in his new Participation Agreement shall be the effective date of his participation as specified in his original Participation Agreement.

Section 5.05 - Payment Options -
------------   ---------------



          Benefits under this paragraph shall be paid in accordance with the payment method specified in Sections 5.01, 5.02 and 5.03, unless a Participant
                            -------------  ----     ----
elects (in accordance with the second paragraph of this Section) an optional method of payment described in the third paragraph of this Section. An optional method of payment may be elected at any time prior to the Participant's scheduled benefit commencement date under this Plan. The amount of the benefit under any such optional method of payment shall be the Actuarial Equivalent (as determined under the fourth paragraph of this Section) of the amount of the benefit that would otherwise have been payable under Sections 5.01, 5.02, and
                                                     -------------- ----
5.03.
----



          An optional method of payment may be elected by written instrument filed with, and in form satisfactory to, the Chairman of the Board of Glastonbury. All such elections shall be revocable at any time prior to the Participant's scheduled benefit commencement date under this Plan by the Participant by written instrument filed with the Chairman of the Board of Glastonbury.



           The following shall be the available optional methods of payment under the Plan:



           (a)  10 Years Certain and Life Option -
                --------------------------------



                This option provides a monthly benefit for the life of the Participant but in no case for less than one hundred twenty
                (120) months. If the Participant dies before he has received at least one hundred twenty (120) monthly payments, monthly payments will be continued to his Beneficiary until a total of one hundred twenty (120) monthly payments has been made to the Participant and his Beneficiary.



           (b)  50% Joint and Survivor Spouse Option -
                ------------------------------------



                This option provides a monthly benefit for the life of the Participant with fifty percent (50%) of the Participant's monthly benefit continuing to be paid upon his death to his spouse, if such spouse were married to him at the date benefit payments commence and at the date of his death and such spouse survives him. This option shall be effective only if the Participant and his spouse are alive on the date benefit payments commence.



          For purposes of this Section, the term "Actuarial Equivalent" shall mean a benefit of equivalent value to the benefit that would otherwise have been provided to the Participant determined on the basis of the following actuarial assumptions: (a) interest at seven percent (7%); and (b) the UP-1984 Mortality Table.



Section 5.06 - Disability Benefits -
------------   -------------------



          If a Participant incurs a Total Disability during his employment or while on leave of absence approved by the Employer, the Participant will continue to be eligible for all retirement benefits provided by the Plan. The period of his disability shall be considered as service and active participation in this Plan for purposes of Sections 5.01, 5.02 and 5.03.
                             -------------  ----     ----

Section 5.07 - Termination For Cause -
------------   ---------------------



          If a Participant's employment with Glastonbury is terminated for Cause at any time, his benefits under this Plan shall be forfeited, and neither the Participant nor his Beneficiary or any other person shall have any further rights under this Plan.



                                   ARTICLE VI
                                   ----------



                                 Death Benefits
                                 --------------



Section 6.01 - Pre-Retirement -
------------   --------------



          If a Participant who is an Employee of Glastonbury dies before his actual retirement or termination of employment, or while he is on a leave of absence approved by the Employer, or while he is on Total Disability, Glastonbury shall pay to the Participant's Beneficiary the pre-retirement death benefit specified in the Participant' S Participation Agreement.



Section 6.02 - Post-Retirement -
------------   ---------------



(a)
           If a Participant dies after he has separated from the employ of
             Glastonbury and before the commencement of the payment of benefits under this Plan, Glastonbury shall pay to the Participant's Beneficiary an annual benefit equal to the amount determined in accordance with his Participation Agreement as of the Participant's date of retirement or other termination of employment. If his death occurs before his Earlier Retirement Date, the amount of benefit shall be reduced actuarially under the provisions of the last paragraph of Section 5.05 for payment before his Normal
                               ------------
             Retirement Date. Such benefit shall be payable monthly beginning on the first day of the month coincident with or next following the month in which the Participant's death occurs, and shall continue for the Beneficiary's life.



           (b) If a Participant dies after benefit payments have begun, Glastonbury shall pay the remaining benefits payable, if any, under the method of payment in effect at the date of his death.



                                  ARTICLE VII
                                  -----------



                        Discretionary Purchase of Policies
                        ----------------------------------



Section 7 .01 - Discretionary Purchase of Policies -
-------------   ----------------------------------



Glastonbury may, but shall not be required to, offset its obligations under this Plan through the purchase of life insurance on the life of each Participant. Each Participant agrees to cooperate in the securing of life insurance on the Participant's life by furnishing such information as Glastonbury and the Insurance Company may require, taking such physical examinations as may be necessary and taking any other such action as may be requested by Glastonbury and the Insurance Company to obtain such insurance coverage. If the Participant refuses to cooperate in the securing of life insurance, Glastonbury shall have no further obligation under this Plan.

Section 7.02 - Interest of Participant -
------------   -----------------------



          Neither the Participant nor any Beneficiary shall have any interest in any Policy purchased as provided in Section 7.01 nor in any other assets of
                                    ------------
Glastonbury.  The Participant's and Beneficiary's only interest hereunder shall
be the right to receive the benefits set forth herein.   Nothing in this Plan
shall be construed as the creation by Glastonbury of an escrow account or trust fund or as any other form of asset segregation, it being the intention and understanding of the parties that Glastonbury's obligations under this Plan shall be unfunded and that the Participant and any Beneficiary shall, as to claims under this Plan, be no more than a general creditor of Glastonbury.



                                  ARTICLE VIII
                                  ------------



                        Termination and Amendment
                        -------------------------



Section 8.01 - Termination and Amendment -
------------   -------------------------



          The Board of Directors of Glastonbury reserves in its sole and exclusive discretion the right at any time, and from time to time, to amend this Plan in any respect or terminate this Plan without restriction and without the consent of any Participant or Beneficiary; provided, however, that neither an amendment nor termination of the Plan may, without written approval of a Participant, reduce or terminate any accrued benefit to or in respect of a Participant, or eliminate any optional method of payment, except that after a Change of Control an action of the Board of Directors of Glastonbury to amend or terminate the Plan shall be effective only if all affected Participants give their written approval to such action.



                                   ARTICLE IX
                                   ----------



                                Claims Procedure
                                ----------------



Section 9.01 - Determination -
------------   -------------



          The Chairman shall be responsible for determining all claims for benefits under this Plan. Within ninety (90) days after receiving a claim, the Chairman shall notify a claimant of his decision. If the decision is adverse to the claimant, the Chairman shall advise him of the reasons for the decision, of the Plan provision involved, of any additional information he must provide to perfect his claim and of his right to request a review of the decision. Regardless, after a change of control, the Trustee of the Rabbi Trust shall act in place of the Chairman and the Committee under the Claims Procedure.



Section 9.02 - Review -
------------   ------



          A claimant may request a review of an adverse decision by written request to the Committee made within sixty (60) days after receipt of the decision. The claimant or his attorney may review pertinent documents and submit written issues and comments. Within sixty (60) days after receiving a request for review, the Committee shall notify the claimant in writing of (a) its decision, (b) the reasons therefor, and (c) the Plan provisions upon which it is based.

Section 9.03 - Decision Binding -
------------   ----------------



          The decision of the Committee after such review shall be made in the Committee's sole and absolute discretion, and shall be final and binding upon Glastonbury and the claimant.



                                   ARTICLE X
                                   ---------



                         Miscellaneous Provisions
                         ------------------------



Section 10.01 - No Guarantee of Employment -
-------------   --------------------------



          Nothing contained herein shall be deemed to give any individual the right to be retained in the service of the Employer or to interfere with the rights of the Employer to discharge any individual at any time, with or without cause.



Section 10.02 - Nonalienation of Benefits -
-------------   -------------------------



          No benefits payable hereunder may be assigned, pledged, mortgaged or hypothecated and, to the extent permitted by law, no such benefits shall be subject to legal process or attachment for the payment of any claims against any person entitled to receive the same. Regardless of the preceding sentence, if at any time payments are to be made in accordance with the provisions of this Plan and the Participant or the Beneficiary or both are in default under any indebtedness to the Employer, then the payments remaining to be made to the Participant or the Beneficiary or both may, at the discretion of the Board of Directors of the Employer, be reduced by the amount of such indebtedness; provided, however, that an election by the Employer not to reduce any such payment or payments shall not constitute a waiver of its claim for such indebtedness.


Section 10.03 - Withholding -
-------------   -------------



          Retirement payments made by Glastonbury under this Plan shall be subject to withholding at the time of such payment, as shall be required under any income tax or other law, whether of the United States or any other jurisdiction.



Section 10.04 - Gender and Number -
-------------   -----------------



          The masculine pronoun wherever used herein shall include the feminine gender and the feminine the masculine, and the singular number as used herein shall include the plural and the plural the singular, unless the context clearly indicates a different meaning.



Section 10.05 - Titles and-Headings -
-------------   -------------------



          The titles to ARTICLES and headings of Section or subsection of this Plan are for convenience of reference and, in case of any conflict, the text of the Plan, rather than titles and headings, shall control.

Section.10.06 - Governing Law -
-------------   -------------



          The validity, construction and effect of the provisions of this Plan in all respects shall be governed and regulated according to and by the laws of the State of Connecticut and to the extent the laws of the State of Connecticut are superseded by the laws of the United States of America, by the laws of the United States of America.



Section 10.07 - Separability Clause -
-------------   -------------------



          The invalidity or unenforceability of any provision of this Plan shall in no way affect the validity or enforceability of any other provision.

                     THE GLASTONBURY BANK & TRUST COMPANY
                     ------------------------------------

                     EXECUTIVE DEFERRED COMPENSATION PLAN
                     ------------------------------------


                            PARTICIPATION AGREEMENT
                            -----------------------

          The undersigned, J. Gilbert Soucie (hereinafter referred to as the "Executive Officer"), having been selected by the Chairman (hereinafter together with his authorized representatives, referred to as the "Chairman") of the Board of Directors of The Glastonbury Bank and Trust Company (hereinafter referred to as "Glastonbury") or the Committee as a Participant, and approved by the Board of Directors as a Participant, pursuant to the provisions thereof, in the "Glastonbury Bank & Trust Company Executive Deferred Compensation Plan" (hereinafter referred to as the "Plan") , and Glastonbury, hereby agree as follows:


     (a) Executive Officer, effective as of December 1, 1995, shall became a Participant in the Plan (a copy of which is attached hereto and incorporated by reference).

     (b) Executive Officer agrees and covenants that the Executive Officer's participation in the Plan shall be subject to (and that the Executive Officer shall be bound by) all the terms and conditions of the Plan, and any and all rules and guidelines adopted thereunder by the Chairman, as the same may be amended from time to time; Executive Officer expressly acknowledges and agrees that any interpretation and construction by the Chairman and/or the Committee of any provisions of, and the determination of any question arising under the Plan and this Agreement shall be final, binding, and conclusive.

     (c) Executive Officer shall furnish to the Chairman all information requested by him with respect to the Plan.

     (d) Executive Officer shall execute such other or additional documents and/or instruments and take such actions as the Chairman may require in connection with his administration of the Plan.

    (e) Executive Officer shall answer truthfully and fully any and all questions and supply any and all information which the Chairman deems necessary or desirable for the proper administration of the Plan, without any reservations whatsoever.

    (f) Executive Officer shall cooperate with the Chairman, appropriate officers and employees of Glastonbury and any Insurance Company or Companies selected by Glastonbury, without any reservations whatsoever, with respect to any Policy or Policies purchased by Glastonbury in connection with some or all of its obligations under the Plan and this Agreement or any other program of deferred compensation; Glastonbury shall be the owner of and possess all incidents of ownership as to any such Policy or Policies which are part of the Plan, and the Executive Officer shall have no right, title, or interest in or to any such Policy.

    (g) Neither the adoption of the Plan nor its operation shall in any way affect the right and power of the Employer to dismiss or otherwise terminate the employment or change the terms of employment or amount of compensation of the Executive Officer, at any time for any reason with or without cause.

    (h) Glastonbury shall pay to the Executive Officer at his Normal Retirement Date, subject to the reduction in the targeted amount contained in Sections 5.02 and 5.03 of the Plan and this Participation Agreement, if
         -------------     ----
         any, $60,000.00 per year, at the time and in the form specified in the Plan.

    (i) Early Retirement Benefits. Participant may elect in writing to commence receiving payments as of the first of any month on or after his sixty-third (63rd) birthday but before his Normal Retirement Date with a 5/12 of 1% reduction for each month earlier than his Normal Retirement Date at any time no later than thirty (30) days following his retirement.

    (j) Termination of Employment Benefits. The Executive Officer shall be entitled to the percentage specified below of the benefit specified in
         (h) of this Agreement, upon termination of employment at the ages specified below, payable at his Normal Retirement Date:

         Age                    Vested Interest
         ---                    ---------------

         58                           50%
         59                           60%
         60                           70%
         61                           80%
         62                           90%
         63                          100%


    (k) Glastonbury shall pay a pre-retirement death benefit to the Executive Officer's Beneficiary upon the death of the Executive Officer, subject to the requirements of Section 6.01 of the Plan, in a lump sum amount equal to $1,500,000.00.

    (l) Executive Officer hereby designates the Beneficiary and Contingent Beneficiary with respect to the death benefits provided for in Sections
                                                                        --------
         6.01 and 6.02 of the Plan.
         ----     ----

    Beneficiary(ies):


         Name:  /s/  Joyce B. Soucie
                --------------------

         Social Security Number:
                                  -------------------------------

         Address:  39 S. Mill Drive
                   ----------------

                   S. Glastonbury, CT 06073
                   ------------------------


         Contingent Beneficiary(ies):

             Name:
                    ------------------------------------------

             Social Security Number:
                                      ------------------------

             Address:
                         -----------------------------------------

                         -----------------------------------------

         The Executive Officer may change the Beneficiary or Beneficiaries or Contingent Beneficiary or Contingent Beneficiaries in this Agreement by delivering in writing to the Chairman notice of a change of Beneficiary on a form provided by the Chairman.

         (m) The Chairman, in his discretion, may terminate an Executive Officer's participation in the Plan and entitlement to any benefits thereunder to or in respect of the Executive Officer, upon the failure of the Executive Officer to fully and completely comply with the provisions of this

          Agreement.


     (n) This Agreement shall be binding upon the Executive Officer and the Executive Officer's heirs, representatives, administrators, executors, and successors.

     (o) Any term defined in the Plan shall have in this Agreement the same meaning given to it in the Plan, unless the context clearly indicates a different meaning.

     IN WITNESS WHEREOF, the Executive Officer and The Glastonbury Bank & Trust Company have executed this Agreement this 15th day of August, 1997.


Witness:                    THE GLASTONBURY BANK & TRUST COMPANY


/s/  Adelina G. Guaschino               /s/  Ronald E. Bourbeau
-------------------------               -----------------------
                                        Ronald E. Bourbeau,
                                        Chairman, Duly Authorized

/s/  Adelina G. Guaschino        By:    /s/  Grace C. Nome
-------------------------               ------------------
                                        Grace C. Nome
                                        Chairman, Personnel Committee

/s/  Helen P. LaPlante                  /s/  J Gilbert Soucie
----------------------                  ---------------------
                                        J. Gilbert Soucie

                   AMENDMENT TO TRUST UNDER GLASTONBURY BANK
                   AND TRUST COMPANY, INC. EXECUTIVE DEFERRED
                    COMPENSATION PLAN AND OTHER ARRANGEMENTS
                    ----------------------------------------

     Pursuant to Section 12(a) of the Trust Agreement dated August 15, 1997, the Company, Trustee and Participants agree that Section 13(d) of the Trust Agreement shall be and hereby is amended and restated in its entirety to read as follows:

           (d) For purposes of this Trust, Change of Control shall mean: (i) the purchase or acquisition of a controlling interest in the common stock of SIS Bancorp, Inc. ("SIS") or the purchase of all or substantially all of SIS's assets by any person or entity; or (ii) Regulatory Agency action which initiates or effectively causes a change in management of SIS; or
     (iii) a change in the majority of the Continuing Directors of SIS on or after the date on which SIS's acquisition of 100% of the common stock of Employer is consummated. The term "Continuing Director" means those persons who either serve on the SIS Board of Directors as of the date on which SIS acquires 100% of the common stock of Employer or who are nominated or elected to serve on the SIS Board of Directors by a majority of the Continuing Directors then in office.


                                  GLASTONBURY BANK & TRUST COMPANY

December 16, 1997            By:  /s/  Harvey A. Katz
-----------------                 -------------------
Date                              Harvey A. Katz, Director


                             By:  /s/  Alden A. Ives
                                  ------------------
                                  Alden A. Ives, Director

                             TRUST COMPANY OF CONNECTICUT, TRUSTEE

December 16, 1997            By:  /s/  David B. Payne
-----------------                 -------------------
Date                              David B. Payne, President